UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-8536826
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Transferable Subscription Rights to Purchase Series A Preferred Units	The NASDAQ Stock Market LLC
Series A Preferred Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:   None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On September 14, 2011, Blueknight Energy Partners, L.P. (“we” or “us”) declared that we will distribute 0.5412 transferable subscription rights (the “Rights”) to the holders of our common units as of September 27, 2011. Each whole Right entitles the holder thereof to purchase, for a subscription price of $6.50, one newly issued Series A Preferred Unit representing limited partner interests in us (the “Series A Preferred Units”).

Item 1.	Description of Registrant's Securities to be Registered.

Rights

A description of the Rights to be registered hereunder is set forth under the captions “The Rights Offering—Terms of the Offering” and “Material U.S. Federal Income Tax Considerations” in the prospectus supplement (the “Prospectus Supplement”) to be filed by us pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement will constitute a part of our Registration Statement on Form S-3 (File No. 333-175124) initially filed with the Securities and Exchange Commission on June 24, 2011, including all amendments thereto (the “Registration Statement”). Such Prospectus Supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Series A Preferred Units

A description of the Series A Preferred Units is set forth under the captions “Summary,” “Description of Common Units and Series A Preferred Units,” “Cash Distribution Policy,” “The Partnership Agreement” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which prospectus supplement will constitute a part of the Registration Statement. Such Prospectus Supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.
Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P., dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

2.
Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated September 14, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 14, 2011, and incorporated herein by reference).

3.	Specimen Subscription Rights Certificate (filed as Exhibit 4.2 to Blueknight Energy Partners, L.P.’s Current Report on Form 8-K, filed on September 27, 2011, and incorporated herein by reference).

4.
Specimen Unit Certificate for the Series A Preferred Units (filed as Exhibit 4.3 to Blueknight Energy Partners, L.P.’s Current Report on Form 8-K, filed on September 27, 2011, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: September 27, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.
Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P., dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

2.
Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated September 14, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 14, 2011, and incorporated herein by reference).

3.	Specimen Subscription Rights Certificate (filed as Exhibit 4.2 to Blueknight Energy Partners, L.P.’s Current Report on Form 8-K, filed on September 27, 2011, and incorporated herein by reference).

4.
Specimen Unit Certificate for the Series A Preferred Units (filed as Exhibit 4.3 to Blueknight Energy Partners, L.P.’s Current Report on Form 8-K, filed on September 27, 2011, and incorporated herein by reference).